                                                                     Exhibit 4.1

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED

         THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

                                CytRx Corporation

               Warrant for the Purchase of Shares of Common Stock,
                           par value $0.001 per Share

No. W-____                                                         ______ Shares
Issuance Date:  September 16, 2003

      THIS CERTIFIES that, for value received, _____________, whose address is _________________________ or its registered assigns (the "Holder"), is entitled to subscribe for and purchase from CytRx Corporation, a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, ______ shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), at a price of $3.05 per share, subject to adjustment as provided herein (the "Exercise Price"). As used herein the term "this Warrant" shall mean and include this Warrant and any Common Stock or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

      The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth. The Warrant Shares are entitled to the benefits, and subject to the obligations, set forth in the Registration Rights Agreement among the Company, the Holder and certain other parties dated concurrently herewith.

      1. Exercise Price and Exercise Period. This Warrant may be exercised at any time or from time to time during the period commencing on the Issuance Date and ending at 5:00 P.M. Pacific time on September 14, 2008 (the "Exercise Period").

      2. Procedure for Exercise; Effect of Exercise.

      (a) Cash Exercise. This Warrant may be exercised, in whole or in part, by the Holder during normal business hours on any business day during the Exercise Period by (i) the delivery to the Company of a duly executed Notice of Exercise (in the form attached to this Agreement)


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

specifying the number of Warrant Shares to be purchased, (ii) delivery of payment to the Company of the Exercise Price for the number of Warrant Shares specified in the Notice of Exercise by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check (the "Aggregate Exercise Price"), and (iii) the surrender to a common carrier for overnight delivery to the Company, or as soon as practicable following the date the holder of this Warrant delivers the Notice of Exercise to the Company, of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction).

      (b) Cashless Exercise. This Warrant may also be exercised by the Holder through a cashless exercise, as described in this Section 2(b). This Warrant may be exercised, in whole or in part, by (i) the delivery to the Company of a duly executed Notice of Exercise specifying the number of Warrant Shares to be applied to such exercise, and (ii) the surrender to a common carrier for overnight delivery to the Company, or as soon as practicable following the date the holder of this Warrant delivers the Notice of Exercise to the Company, of this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). The number of shares of Common Stock to be issued upon exercise of this Warrant pursuant to this Section 2(b) shall equal the value of this Warrant (or the portion thereof being canceled) computed as of the date of delivery of this Warrant to the Company using the following formula:

                  X =  Y(A-B)
                       ------
                         A

     Where:

                  X = the number of shares of Common Stock to be issued to Holder under this Section 2(b);

                  Y = the number of Warrant Shares identified in the Notice of Exercise as being applied to the subject exercise;

                  A = the Current Market Price on such date; and

                  B = the Exercise Price on such date

For purposes of this Section 2(b), Current Market Price shall have the definition provided in Section 6(g).

      The Company acknowledges and agrees that this Warrant was issued on the date set forth at the end of this Warrant. Consequently, the Company acknowledges and agrees that, if the Holder conducts a cashless exercise pursuant to this Section 2(b), the period during which the Holder held this Warrant may, for purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as such rule is currently in effect, be "tacked" to the period during which the Holder holds the Warrant Shares received upon such cashless exercise.

         Notwithstanding the foregoing, the Holder may conduct a cashless exercise pursuant to


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

this Section 2(b) only after the first anniversary of the Issuance Date, and then only in the event that a registration statement covering the resale of the Warrant Shares is not then effective at the time that the Holder wishes to conduct such cashless exercise.

      (c) Effect of Exercise. Upon receipt by the Company of a Notice of Exercise, together with proper payment of the Exercise Price, as provided in this Section 2, the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which the Notice of Exercise has been delivered and payment has been made for such Warrant Shares in accordance with this Agreement and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. On or before the fifth business day following the date on which the Company has received each of the Notice of Exercise, the Aggregate Exercise Price (or notice of a cashless exercise) and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), the Company shall (X) issue and deliver to the address as specified in the Notice of Exercise, a certificate, registered in the name of the holder of this Warrant or its designee, for the number of shares of Common Stock to which the holder of this Warrant is entitled pursuant to such exercise, or (Y) provided that the Company's transfer agent (the "Transfer Agent") is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder of this Warrant is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares subject to purchase hereunder within five (5) business days of receipt of the Warrant.

      3. Registration of Warrants; Transfer of Warrants. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another


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

Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares, upon surrender to the Company or its duly authorized agent.

      4. Restrictions on Transfer. (a) The Holder, as of the date of issuance hereof, represents to the Company that such Holder is acquiring the Warrants for its own account for investment purposes and not with a view to the distribution thereof or of the Warrant Shares. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares shall not be transferable except pursuant to the proviso contained in the following sentence or upon the conditions specified in this Section 4, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act and applicable state law in respect of the transfer of this Warrant or such Warrant Shares. The Holder by acceptance of this Warrant agrees that the Holder will not transfer this Warrant or the related Warrant Shares prior to delivery to the Company of an opinion of the Holder's counsel (as such opinion and such counsel are described in Section 4(b) hereof) or until registration of such Warrant Shares under the Securities Act has become effective or after a sale of such Warrant Shares has been consummated pursuant to Rule 144 or Rule 144A under the Securities Act; provided, however, that the Holder may freely transfer this Warrant or such Warrant Shares (without delivery to the Company of an opinion of Counsel) (i) to one of its nominees, affiliates or a nominee thereof, (ii) to a pension or profit-sharing fund established and maintained for its employees or for the employees of any affiliate, (iii) from a nominee to any of the aforementioned persons as beneficial owner of this Warrant or such Warrant Shares, or (iv) to a qualified institutional buyer, so long as such transfer is effected in compliance with Rule 144A under the Securities Act.

            (b) The Holder, by its acceptance hereof, agrees that prior to any transfer of this Warrant or of the related Warrant Shares (other than as permitted by Section 4(a) hereof or pursuant to a registration under the Securities Act), the Holder will give written notice to the Company of its intention to effect such transfer, together with an opinion of such counsel for the Holder as shall be reasonably acceptable to the Company, to the effect that the proposed transfer of this Warrant and/or such Warrant Shares may be effected without registration under the Securities Act. Upon delivery of such notice and opinion to the Company, the Holder shall be entitled to transfer this Warrant and/or such Warrant Shares in accordance with the intended method of disposition specified in the notice to the Company.

            (c) Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear the following legend unless the opinion of counsel referred to in Section 4(b) states such legend is not required:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM


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

      AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED."

The Holder understands that the Company may place, and may instruct any transfer agent or depository for the Warrant Shares to place, a stop transfer notation in the securities records in respect of the Warrant Shares.

      5. Reservation of Shares. The Company shall at all times during the Exercise Period reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, and all shares of Common Stock issuable upon conversion of this Warrant, shall be validly issued, fully paid, non-assessable, and free of preemptive rights.

      6. Exercise Price Adjustments. The Exercise Price shall be subject to adjustment from time to time as follows:

            (a) (i) In the event that the Company shall (A) pay a dividend or make a distribution, in shares of Common Stock, on any class of capital stock of the Company or any subsidiary which is not directly or indirectly wholly owned by the Company, (B) split or subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Exercise Price in effect immediately prior thereto shall be adjusted so that the Holder of a Warrant thereafter surrendered for Exercise shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 6(a)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in Section 6(e) below) and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

            (ii) In the event that the Company shall commit to issue or distribute Common Stock or issue rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for or purchase, convert into or exchange for Common Stock, in any such case at a price per share less than the Current Market Price per share on the earliest of (i) the date the Company shall enter into a firm contract for such issuance or distribution, (ii) the record date for the determination of stockholders entitled to receive any such rights, warrants, options or convertible or exchangeable securities, if applicable, or (iii) the date of


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actual issuance or  distribution  of any such Common Stock or rights,  warrants, options or convertible or exchangeable securities (provided that the issuance of Common Stock upon the exercise of rights, warrants, options or convertible or exchangeable securities will not cause an adjustment in the Exercise Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued), then the Exercise Price in effect immediately prior to such earliest date shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such earliest date by the fraction:

              (x) whose numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price (such amount, with respect to any such rights, warrants, options or convertible or exchangeable securities, determined by multiplying the total number of shares subject thereto by the exercise price of such rights, warrants, options or convertible or exchangeable securities and dividing the product so obtained by the Current Market Price), and

              (y) whose denominator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock to be issued or distributed or receivable upon exercise of any such right, warrant, option or convertible or exchangeable security.

Such adjustment shall be made successively whenever any such Common Stock, rights, warrants, options or convertible or exchangeable securities are issued or distributed. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of shares of Common Stock so issued or distributed, there shall be taken into account any consideration received by the Company for such Common Stock, rights, warrants, options, or convertible or exchangeable securities, the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a certificate filed with the records of corporate proceedings of the Company. If any right, warrant, option or convertible or exchangeable security to purchase or acquire Common Stock, the issuance of which resulted in an adjustment in the Exercise Price pursuant to this subsection (ii) shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed to the Exercise Price which would have been in effect had the adjustment of the Exercise Price made upon the issuance of such right, warrant, option or convertible or exchangeable security been made on the basis of offering for subscription, purchase or issuance, as the case may be, only of that number of shares of Common Stock actually purchased or issued upon the actual exercise of such right, warrant, option or convertible or exchangeable securities.

            (iii) No adjustment in the Exercise Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price then in


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effect;  provided,  however, that any adjustments that by reason of this Section
6(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(a) shall be made to the nearest cent or nearest 1/100th of a share.

            (iv)  Notwithstanding  anything  to the  contrary  set forth in this
Section 6(a), no adjustment shall be made to the Exercise Price upon (A) the issuance of shares of Common Stock pursuant to any compensation or incentive plan for officers, directors, employees or consultants of the Company which plan has been approved by the Compensation Committee of the Board of Directors (or, if there is no such committee then serving, by the majority vote of the Directors then serving each of which Director is not (x) an employee or officer of the Company, (y) a 5% or greater stockholder of the Company, or (y) an officer, employee, affiliate or associate of any such 5% or greater stockholder) (unless the exercise price thereof is changed after the date hereof other than solely by operation of the anti-dilution provisions thereof or by the Compensation Committee of the Board of Directors or, if applicable, the Board of Directors and, if required by law, the stockholders of the Company), or (B) the issuance of Common Stock upon the conversion or exercise of the options, warrants or rights of the Company outstanding on September 15, 2003, unless the conversion or exercise price thereof is changed after September 15, 2003 (other than solely by operation of the anti-dilution provisions thereof).

            (v) The Company from time to time may reduce the Exercise Price by any amount for any period of time in the discretion of the Board of Directors; provided, however, that if the Company so reduces the Exercise Price, then it shall similarly reduce the exercise price of all other warrants sold and issued to other holders pursuant to that certain Securities Purchase Agreement dated as of September 15, 2003, by and among the Company, the Holder and certain other holders. A voluntary reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of this Section 6(a).

            (vi) In the event that, at any time as a result of an adjustment made pursuant to Sections 6(a)(i) through 6(a)(iii) above, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of the Common Stock, thereafter the number of such other shares so receivable upon exercise of any such Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a)(i) through 6(a)(v) above, and the other provisions of this Section 6(a) with respect to the Common Stock shall apply on like terms to any such other shares.

      (b) In case of any reclassification of the Common Stock (other than in a transaction to which Section 6(a)(i) applies), any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of a Warrant then outstanding shall have the right thereafter, during the period such Warrant shall be exercisable, to exercise such Warrant only for the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Company into which a Warrant might have been able to exercise for immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange assuming that such holder of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction subject to adjustment as provided in Section 6(a) above following the date of consummation of such transaction. The Company shall not effect any such reclassification, consolidation, merger, sale, transfer, share exchange or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder upon its exercise of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase and the other obligations under this Warrant. Notwithstanding the foregoing, in the case of any sale or transfer of all or substantially all of the assets of the Company or merger or consideration of the Company in which the shareholders of the Company receive cash or other property for each of their shares of Common Stock in excess of the then Exercise Price, this Warrant will terminate if not exercised by the Holder no later than the closing of such sale, merger or consolidation. The provisions of this Section 6(b) shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(c)                              If:

                  (i) the Company shall take any action which would require an adjustment in the Exercise Price pursuant to Section 6(a); or

                  (ii) the Company shall authorize the granting to the holders of its Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of any class or any other rights, warrants or options; or

                  (iii) there  shall be any  reclassification  or  change of the
                        Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall cause to be filed with the transfer agent for the Warrants and shall cause to be mailed to each Holder at such Holder's address as shown on the books of the transfer agent for the Warrants, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6(c).

            (d) Whenever the Exercise Price is adjusted as herein provided, the Company shall promptly file with the transfer agent for the Warrants a certificate of an officer of the Company setting forth the Exercise Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Company shall promptly cause a notice of the adjusted Exercise Price to be mailed to each Holder.

            (e) In any case in which Section 6(a) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to Section 6(a) occurs after such record date but before the occurrence of such event, the Company may defer until the actual occurrence of such event (i) issuing to the Holder of any Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment, and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6(i).

            (f) In case the Company shall take any action affecting the Common Stock, other than actions described in this Section 6, which in the opinion of the Board of Directors would materially adversely affect the exercise right of the Holders, the Exercise Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors be required to take any such action.

            (g) For the purpose of any  computation  under  Section 2(b) or this
Section 6, the "Current Market Price" per share of Common Stock on any day shall mean: (i) if the principal trading market for such securities is a national or regional securities exchange, the closing price on such exchange on such day; or (ii) if sales prices for shares of Common Stock are reported by the NASDAQ National Market System or NASDAQ Small Cap Market (or a similar system then in use), the last reported sales price (regular way) so reported on such day; or (iii) if neither (i) nor
(ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by NASDAQ (or, if not so reported, by the National Quotation Bureau), the average of the high bid and low ask prices so reported on such day. Notwithstanding the foregoing, if there is no reported closing price, last reported sales price, or bid and ask prices, as the case may be, for the day in question, then the Current Market Price shall be determined as of the latest date prior to such day for which such closing price, last reported sales price, or bid and ask prices, as the case may be, are available, unless such securities have not been traded on an exchange or in the over-the-counter market for 30 or more days immediately prior to the day in question, in which case the Current Market Price shall be determined in good faith by, and reflected in a formal resolution of, the Board of Directors of the Company.

            (h) Upon each adjustment of the Exercise Price, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price, by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

            (i) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share of Common Stock on the date of exercise of this Warrant.

      7. Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and no Person (as defined below) who is a holder of this Warrant shall have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 9.99% of the shares of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any debentures, convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the holder of this Warrant, the Company shall within two Business Days confirm orally and in writing to the holder of this Warrant the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the holder of this Warrant and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. In effecting the exercise of this Warrant, the Company shall be entitled to rely on a representation by the holder of this Warrant as to the number of shares that it beneficially owns for purposes of the above 9.99% limitation calculation.

      8. Transfer Taxes. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      9. Loss or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

      10. No Rights as a Stockholder. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

      11. Governing Law. This Warrant shall be construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

Dated: September 16, 2003

                                   CYTRX CORPORATION

                                   By:
                                      -----------------------------------------
                                            Steven A. Kriegsman,
                                            Chief Executive Officer

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, par value $0.001 per share, of CytRx Corporation (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

                                      Dated:
                                            -----------------------------

                                      By:
                                         --------------------------------
                                                   Signature

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:      CytRx Corporation
         11726 San Vicente Blvd., Suite 650
         Los Angeles, California  90049
         Attention:  Chief Executive Officer

                               NOTICE OF EXERCISE

         The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ by [tendering cash or delivering a certified check or bank cashier's check, payable to the order of the Company] [surrendering ______ shares of Common Stock received upon exercise of the attached Warrant, which shares have a Current Market Price equal to such payment] in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

                     ---------------------------------------

                     ---------------------------------------

                     ---------------------------------------

                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

                                         Dated:
                                               ---------------------------------

                                         By:
                                            ------------------------------------
                                                      Print Name

                                         ---------------------------------------
                                                      Signature

Address:

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